Exhibit 10.11

Lock-Up Agreement

October   , 2020

4d pharma plc
9 Bond Court
Leeds, LS1 2JZ
United Kingdom

Ladies and Gentlemen:

As an inducement to 4D pharma plc (“Parent”) to enter into an agreement and plan of merger (the “Merger Agreement”) among Parent, Dolphin Merger Sub Limited (“Merger Sub”) and Longevity Acquisition Corporation (the “Company”), pursuant to which the Company becomes merged with and into Merger Sub, and the Merger Sub shareholders receive, in respect of their shares of Company Ordinary Shares, shares of Parent Ordinary Shares (“Parent Shares”), all as set forth in the Merger Agreement. The undersigned hereby agrees that without, in each case, the prior written consent of Parent, during the Lock-Up Period (as defined below), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Parent Shares or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Parent Shares (including Parent Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Parent Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Parent Shares or any security convertible into or exercisable or exchangeable for Parent Shares; or (4) publicly disclose the intention to do any of the foregoing.

The “Lock-Up Period” means the period ending on the earlier of (A) one year after the Closing Date, as defined in the Merger Agreement, and (B) subsequent to the Business Combination, (x) the date on which the closing price of the Parent Shares equals or exceeds $1.59 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations, and the conversion of Parent Shares to Parent ADSs at the ADS Exchange Rate as contemplated by the Merger Agreement) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date and (y) the date on which Parent completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Parent’s shareholders having the right to exchange their Parent Shares for cash, securities or other property.

Notwithstanding the foregoing, the Undersigned’s Securities shall not include any shares of Parent Shares which are purchased in the open market following the Closing Date.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities without the prior written consent of Parent in connection with (a) transfers of the Undersigned’s Securities as a bona fide gift, by will or intestacy, (b) transfers of the Undersigned’s Securities to any immediate family member of the undersigned (i.e., spouse or domestic partner of the undersigned, or the parent, grandparent, child, grandchild, great grandchild, great grandparent, sibling or the spouse of any of the foregoing) or to a trust formed for the benefit of the undersigned or any of the undersigned’s immediate family members; (c) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity which is controlled by the undersigned; (d) transfers of the Undersigned’s Securities to any partnership, corporation, limited liability company or other business entity that is a direct or indirect affiliate (as defined under Rule 12b-2 of the Securities and Exchange Act of 1934 (the “Exchange Act”)) of the undersigned; (e) if the undersigned in an entity, a distribution to equity holders (including, without limitation, stockholders, general or limited partners, members and beneficiaries) of the undersigned; (f) transfers of the Undersigned’s Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Parent’s securities involving a

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change of control of Parent whereby all or substantially all of the shares of Parent Shares are acquired by a third party and is approved by the board of directors of Parent; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the terms set forth in this Agreement; (g) transfers of the Undersigned’s Securities pursuant to an order of a court or regulatory agency; and (h) transfers of the Undersigned’s Securities pursuant to a domestic order, divorce settlement, divorce decree, or separation agreement; provided however, that in the case of any transfer pursuant to any of the foregoing clauses (a), (b), (c) (d), (e), (f), (g) or (h), the transferee agrees to be bound by the provisions of this Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Parent’s transfer agent against the transfer of the Undersigned’s Securities except in compliance with this Agreement. In furtherance of the foregoing, Parent and its transfer agent are hereby authorized to decline to make any transfer of Parent Shares if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Nothing in this Agreement shall be construed to restrict in any manner the undersigned’s right to vote the Undersigned’s Securities or to receive dividends or distributions with respect to the Undersigned’s Securities.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements executed and to be performed wholly within such state without regard to principles of conflicts of law.

The undersigned understands that the Company and Parent are entering into the Merger Agreement and proceeding with the Merger in reliance upon this Agreement.

[signature page follows]

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Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as officer, manager, director, custodian, trustee, or on behalf of an entity)

Accepted and Agreed:

4D pharma plc

By:
Name: Duncan Peyton
Title: Chief Executive Officer

[Signature page of Lock-Up Agreement]

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